Exhibit 99.1

AT&T INC.

LETTER OF TRANSMITTAL AND CONSENT

Offers to Exchange

All Outstanding Notes of the Series of Notes

Issued by DIRECTV Holdings LLC and DIRECTV Financing Co., Inc. (together, “DTV”) as Specified Below

For

The Corresponding Series of Notes

Issued by AT&T Inc.

And Solicitation of Consents to Amend the Related DTV Indentures

Early Participation Date: 5:00 p.m., New York City Time, March 3, 2016, unless extended

Expiration Date: 11:59 p.m., New York City Time, March 17, 2016, unless extended

Aggregate Principal Amount	Series of Notes Issued by DTV to be Exchanged (collectively, the “DTV U.S. Notes”)	Issued under DTV Indenture dated	DTV U.S. Notes CUSIP/ISIN No.	Series of Notes to be Issued by AT&T (collectively, the “AT&T U.S. Notes”)
$1,250,000,000	2.400% Senior Notes due 2017	March 8, 2012, as supplemented by the First Supplemental Indenture, dated July 24, 2015	25459HBE4	2.400% Global Notes due 2017

$750,000,000	1.750% Senior Notes due 2018	September 14, 2012, as supplemented by the Second Supplemental Indenture, dated January 15, 2013 and the Seventh Supplemental Indenture, dated July 24, 2015	25459HBH7	1.750% Global Notes due 2018

$1,000,000,000	5.875% Senior Notes due 2019	September 22, 2009, as supplemented by the First Supplemental Indenture, dated November 14, 2011 and the Second Supplemental Indenture, dated July 24, 2015	25459HAU9	5.875% Global Notes due 2019

$1,300,000,000	5.200% Senior Notes due 2020	March 11, 2010, as supplemented by the First Supplemental Indenture, dated November 14, 2011 and the Second Supplemental Indenture, dated July 24, 2015	25459HAT2; 25459HAR6; U25398AH8	5.200% Global Notes due 2020

$1,000,000,000	4.600% Senior Notes due 2021	August 17, 2010, as supplemented by the First Supplemental Indenture, dated August 17, 2010, the Third Supplemental Indenture, dated November 14, 2011 and the Fifth Supplemental Indenture, dated July 24, 2015	25459HAW5	4.600% Global Notes due 2021

$1,500,000,000	5.000% Senior Notes due 2021	August 17, 2010, as supplemented by the Second Supplemental Indenture, dated March 10, 2011, the Third Supplemental Indenture, dated November 14, 2011, the Fourth Supplemental Indenture dated November 14, 2011 and the Fifth Supplemental Indenture, dated July 24, 2015	25459HBA2	5.000% Global Notes due 2021

Aggregate Principal Amount	Series of Notes Issued by DTV to be Exchanged (collectively, the “DTV U.S. Notes”)	Issued under DTV Indenture dated	DTV U.S. Notes CUSIP/ISIN No.	Series of Notes to be Issued by AT&T (collectively, the “AT&T U.S. Notes”)

$1,500,000,000	3.800% Senior Notes due 2022	March 8, 2012, as supplemented by the First Supplemental Indenture, dated July 24, 2015	25459HBF1; 25459HBD6; U25398AL9	3.800% Global Notes due 2022

$1,250,000,000	4.450% Senior Notes due 2024	September 14, 2012, as supplemented by the Fifth Supplemental Indenture, dated March 20, 2014 and the Seventh Supplemental Indenture, dated July 24, 2015	25459HBL8	4.450% Global Notes due 2024

$1,200,000,000	3.950% Senior Notes due 2025	September 14, 2012, as supplemented by the Sixth Supplemental Indenture, dated December 11, 2014 and the Seventh Supplemental Indenture, dated July 24, 2015	25460CAA1	3.950% Global Notes due 2025

$500,000,000	6.350% Senior Notes due 2040	March 11, 2010, as supplemented by the First Supplemental Indenture, dated November 14, 2011 and the Second Supplemental Indenture, dated July 24, 2015	25459HAQ8	6.350% Global Notes due 2040

$1,250,000,000	6.000% Senior Notes due 2040	August 17, 2010, as supplemented by the First Supplemental Indenture, dated August 17, 2010, the Third Supplemental Indenture, dated November 14, 2011 and the Fifth Supplemental Indenture, dated July 24, 2015	25459HAX3	6.000% Global Notes due 2040

$1,000,000,000	6.375% Senior Notes due 2041	August 17, 2010, as supplemented by the Second Supplemental Indenture, dated March 10, 2011, the Third Supplemental Indenture, dated November 14, 2011, the Fourth Supplemental Indenture dated November 14, 2011 and the Fifth Supplemental Indenture, dated July 24, 2015	25459HAZ8	6.375% Global Notes due 2041

$1,250,000,000	5.150% Senior Notes due 2042	March 8, 2012, as supplemented by the First Supplemental Indenture, dated July 24, 2015	25459HBG9	5.150% Global Notes due 2042

THE EXCHANGE OFFERS WILL EXPIRE AT 11:59 P.M., NEW YORK CITY TIME, ON MARCH 17, 2016, UNLESS EXTENDED (THE “EXPIRATION DATE”). YOU MAY WITHDRAW TENDERED DTV NOTES AT ANYTIME PRIOR TO THE EXPIRATION DATE. YOU MAY NOT CONSENT TO THE PROPOSED AMENDMENTS TO THE RELEVANT DTV INDENTURE WITHOUT TENDERING YOUR DTV NOTES IN THE APPROPRIATE EXCHANGE OFFER AND YOU MAY NOT TENDER YOUR DTV NOTES FOR EXCHANGE WITHOUT CONSENTING TO THE APPLICABLE PROPOSED AMENDMENTS. BY TENDERING YOUR DTV NOTES FOR EXCHANGE, YOU WILL BE DEEMED TO HAVE VALIDLY DELIVERED YOUR CONSENT TO THE PROPOSED AMENDMENTS TO THE APPLICABLE DTV INDENTURE UNDER WHICH THOSE NOTES WERE ISSUED WITH RESPECT TO THAT SPECIFIC SERIES, AS FURTHER DESCRIBED IN THE PROSPECTUS UNDER “THE PROPOSED AMENDMENTS.” YOU MAY REVOKE YOUR CONSENT AT ANY TIME PRIOR TO THE EXPIRATION DATE BY WITHDRAWING THE DTV NOTES YOU HAVE TENDERED.

Deliver to the U.S. Exchange Agent:

Global Bondholder Services Corporation

By Facsimile (Eligible Institutions Only): (212) 430-3775 or (212) 430-3779	By E-Mail: contact@gbsc-usa.com	By Mail or Hand: 65 Broadway—Suite 404 New York, New York 10006

DELIVERY OF THIS INSTRUMENT TO AN ADDRESS OTHER THAN AS SET FORTH ABOVE OR TRANSMISSION OF INSTRUCTIONS VIA A FACSIMILE NUMBER OTHER THAN THE ONE LISTED ABOVE WILL NOT CONSTITUTE A VALID DELIVERY. THE INSTRUCTIONS ACCOMPANYING THIS LETTER OF TRANSMITTAL AND CONSENT SHOULD BE READ CAREFULLY BEFORE THIS LETTER OF TRANSMITTAL AND CONSENT IS COMPLETED.

The undersigned hereby acknowledges receipt of the prospectus dated February 19, 2016 (the “Prospectus”) of AT&T Inc., as issuer (“AT&T”), and this Letter of Transmittal and Consent (this “Letter of Transmittal”), which together describe (a) the offers of AT&T (each, an “U.S. exchange offer” and collectively, the “U.S. exchange offers”) to exchange each validly tendered and accepted note (each, a “DTV U.S. Note” and collectively, the “DTV U.S. Notes”) of a series listed on the cover page of the Prospectus issued by DTV, for a new note (each, an “AT&T U.S. Note” and collectively, the “AT&T U.S. Notes”) of a corresponding series to be issued by AT&T, (b) the solicitation of consents (each, a “consent solicitation” and collectively, the “consent solicitations”) to amend the indentures governing each series of the DTV Notes, in the case of each of (a) and (b) above, as relates solely to the U.S. dollar-denominated note of a series listed on the cover page of this Letter of Transmittal, upon the terms and subject to the conditions described in the Prospectus and this Letter of Transmittal. Furthermore, the undersigned hereby acknowledges that the U.S. exchange offers are being conducted by AT&T simultaneously with additional exchange offers of non-U.S. dollar-denominated series of notes that are not subject to this Letter of Transmittal (the “non U.S. exchange offers,” and together with the U.S. exchange offers, the “exchange offers”), but for which the outcomes of the tenders affect the consummation of the U.S. exchange offers in the aggregate as described within this Letter of Transmittal and the Prospectus. Capitalized terms used herein without definition have the meanings ascribed to them in the Prospectus.

In exchange for each $1,000 principal amount of DTV U.S. Notes that is validly tendered prior to 5:00 p.m., New York City time, on March 3, 2016 (the “Early Participation Date”) and not validly withdrawn, holders will receive the total consideration (the “Total Consideration”), which consists of $1,000 principal amount of AT&T U.S. Notes and a cash amount of $1.00. The Total Consideration includes an early participation premium (the “Early Participation Premium”), which consists of $30 principal amount of AT&T U.S. Notes. In exchange for each $1,000 principal amount of DTV U.S. Notes that is validly tendered after the Early Participation Date but prior to the Expiration Date and not validly withdrawn, holders will receive only the exchange consideration (the “Exchange Consideration”), which is equal to the Total Consideration less the Early Participation Premium and so consists of $970 principal amount of AT&T U.S. Notes and a cash amount of $1.00.

The AT&T U.S. Notes will be issued only in minimum denominations of $2,000 and whole multiples of $1,000. If AT&T would be required to issue an AT&T U.S. Note in a denomination other than $2,000 or a whole multiple of $1,000 above such minimum denomination, AT&T will, in lieu of such issuance:

•	issue an AT&T U.S. Note in a principal amount that has been rounded down to the nearest lesser whole multiple of $1,000 above such minimum denomination; and pay a cash amount equal to the difference between (i) the principal amount of the AT&T U.S. Notes to which the tendering holder would otherwise be entitled and (ii) the principal amount of the AT&T U.S. Note actually issued in accordance with this paragraph; plus

•	accrued and unpaid interest on the principal amount of such DTV U.S. Note representing such difference to the Settlement Date; provided, however, that you will not receive any payment for interest on this cash amount by reason of any delay on the part of the U.S. Exchange Agent in making delivery or payment to the holders entitled thereto or any delay in the allocation or crediting of securities or monies received by DTC to participants in DTC or in the allocation or crediting of securities or monies received by participants to beneficial owners and in no event will AT&T be liable for interest or damages in relation to any delay or failure of payment to be remitted to any holder.

Any holder of DTV U.S. Notes located or resident in any Member State of the European Economic Area which has implemented the Prospective Directive which is not a qualified investor as defined in the Prospectus Directive must agree to acquire the AT&T U.S. Notes for a total consideration equivalent to at least €100,000 per investor. Any holder, not being a qualified investor, that does not agree to acquire such amount will not be able to participate in the exchange offer.

The consummation of the exchange offers is subject to, and conditional upon, the satisfaction or, where permitted, waiver of the conditions discussed in the Prospectus under “The Exchange Offers and Consent Solicitations—Conditions to the Exchange Offers and Consent Solicitations,” including, among other things, the receipt of valid consents to the proposed amendments from the holders of at least a majority of the outstanding aggregate principal amount of all series of DTV Notes, which, for the avoidance of doubt, shall include the receipt of valid consents to the proposed amendments from the holders of at least a majority of the outstanding aggregate principal amount of each series of DTV Notes, including notes not subject to this Letter of Transmittal (the “Requisite Consents”). AT&T may, at its option and in its sole discretion, waive any such conditions, except the condition that the registration statement of which the Prospectus forms a part has been declared effective by the U.S. Securities and Exchange Commission (the “SEC”). All conditions to the exchange offers must be satisfied or, where permitted, waived, at or by the Expiration Date. The proposed amendments may become effective with respect to any series of DTV Notes for which the Requisite Consents are received and the Requisite Consent condition has been waived, if necessary.

This Letter of Transmittal is to be used to accept one or more of the U.S. exchange offers if the applicable DTV U.S. Notes are to be tendered by effecting a book-entry transfer into the U.S. Exchange Agent’s account at The Depository Trust Company (“DTC”) and instructions are not being transmitted through DTC’s Automated Tender Offer Program (“ATOP”). Unless you intend to tender DTV U.S. Notes through ATOP, you should complete, execute and deliver this Letter of Transmittal, any signature guarantees and any other required documents to indicate the action you desire to take with respect to the U.S. exchange offers.

Holders of DTV U.S. Notes tendering DTV U.S. Notes by book-entry transfer to the U.S. Exchange Agent’s account at DTC may execute the tender through ATOP, and in that case need not complete, execute and deliver this Letter of Transmittal. DTC participants accepting the applicable exchange offer may transmit their acceptance to DTC, which will verify the acceptance and execute a book-entry delivery to the U.S. Exchange Agent’s account at DTC. DTC will then send an “agent’s message” (as described in the Prospectus) to the U.S. Exchange Agent for its acceptance. Delivery of the agent’s message by DTC will satisfy the terms of the U.S. exchange offers as to execution and delivery of a Letter of Transmittal by the DTC participant identified in the agent’s message. Delivery of DTV U.S. Notes pursuant to a notice of guaranteed delivery is not permitted and any DTV U.S. Notes so delivered shall not be considered validly tendered.

Holders tendering DTV U.S. Notes will thereby consent to the proposed amendments to the indenture governing the DTV U.S. Notes of such series tendered, as described in the Prospectus. The completion, execution and delivery of this Letter of Transmittal (or the delivery by DTC of an agent’s message in lieu thereof) constitutes the delivery of a consent with respect to the DTV U.S. Notes tendered.

Assuming the conditions to the exchange offers are satisfied or, where permitted, waived, AT&T will issue AT&T Notes in book-entry form and pay the cash consideration in connection with the exchange offers promptly on the Settlement Date (in exchange for DTV Notes that are properly tendered (and not validly withdrawn) before the Expiration Date and accepted for exchange).

AT&T will be deemed to have accepted validly tendered DTV Notes (and will be deemed to have accepted validly delivered consents to the proposed amendments for the appropriate DTV Indenture) if and when AT&T has given oral or written notice thereof to the exchange agents. Subject to the terms and conditions of the exchange offers, delivery of AT&T U.S. Notes and payment of the cash consideration in connection with the exchange of DTV U.S. Notes accepted by AT&T will be made by the U.S. Exchange Agent on the Settlement Date upon receipt of such notice. The U.S. Exchange Agent will act as agent for participating holders of the DTV U.S. Notes for the purpose of receiving consents and DTV U.S. Notes from, and transmitting AT&T Notes and the cash consideration to, such holders. If any tendered DTV Notes are not accepted for any reason set forth in the terms and conditions of the exchange offers or if DTV Notes are withdrawn prior to the Expiration Date of the exchange offers, such unaccepted or withdrawn DTV Notes will be returned without expense to the tendering holder promptly after the expiration or termination of the exchange offers.

Global Bondholder Services Corporation, as U.S. exchange agent (the “U.S. Exchange Agent”), will act as agent for the tendering holders of DTV U.S. Notes for the purpose of receiving any cash payments from AT&T. DTC will receive the AT&T U.S. Notes from the U.S. Exchange Agent and deliver AT&T U.S. Notes (in book-entry form) to or at the direction of those holders. DTC will make each of these deliveries on the same day it receives AT&T U.S. Notes with respect to DTV U.S. Notes accepted for exchange, or as soon thereafter as practicable.

The term “holder” with respect to the U.S. exchange offers and the consent solicitations for the dollar-denominated notes means any person in whose name DTV U.S. Notes are registered on the books of DTV or any other person who has obtained a properly completed bond power from the registered holder. The undersigned has completed, executed and delivered this Letter of Transmittal to indicate the action the undersigned desires to take with respect to the U.S. exchange offers and the consent solicitations. Holders who wish to tender their DTV U.S. Notes using this Letter of Transmittal must complete it in its entirety.

PLEASE READ THE ENTIRE LETTER OF TRANSMITTAL (INCLUDING THE INSTRUCTIONS HERETO) AND THE PROSPECTUS CAREFULLY BEFORE COMPLETING THIS LETTER OF TRANSMITTAL.

THE INSTRUCTIONS INCLUDED WITH THIS LETTER OF TRANSMITTAL MUST BE FOLLOWED. QUESTIONS AND REQUESTS FOR ASSISTANCE OR ADDITIONAL COPIES OF THE PROSPECTUS AND THIS LETTER OF TRANSMITTAL MAY BE DIRECTED TO THE INFORMATION AGENT OR U.S. EXCHANGE AGENT.

To effect a valid tender of DTV U.S. Notes through the completion, execution and delivery of this Letter of Transmittal, the undersigned must complete the table entitled “Description of DTV U.S. Notes Tendered and in Respect of Which Consents are Delivered” below and sign this Letter of Transmittal where indicated.

The AT&T U.S. Notes will be delivered only in book-entry form through DTC and only to the DTC account of the undersigned or the undersigned’s custodian as specified in the table below, and the payment of the cash consideration will be made by credit to the DTC account of the undersigned (unless specified otherwise in the “Special Payment Instructions” below) in immediately available funds. Failure to provide the information necessary to effect delivery of AT&T U.S. Notes will render a tender defective and AT&T will have the right, which it may waive, to reject such tender.

List below the DTV U.S. Notes to which this Letter of Transmittal relates. If the space below is inadequate, list the registered numbers and principal amounts on a separate signed schedule and affix the list to this Letter of Transmittal.

DESCRIPTION OF DTV U.S. NOTES TENDERED AND IN RESPECT OF WHICH CONSENTS

ARE DELIVERED

NAME(S) AND ADDRESS(ES) OF REGISTERED HOLDER(S) EXACTLY AS NAME(S) APPEAR(S) ON DTV U.S. NOTES.	SERIES/ TITLE OF SECURITY	CUSIP NO. OF TENDERED DTV U.S. NOTE(S)	CERTIFICATE NUMBER(S)*	TOTAL PRINCIPAL AMOUNT HELD	PRINCIPAL AMOUNT TENDERED AND AS TO WHICH CONSENTS ARE DELIVERED**

*	The certificate number need not be completed by holders tendering by book-entry transfer.
**	Unless otherwise indicated, any tendering holder of DTV U.S. Notes will be deemed to have tendered the entire aggregate principal amount represented by such DTV U.S. Notes. The AT&T U.S. Notes will be issued only in minimum denominations of $2,000 and whole multiples of $1,000. If AT&T would be required to issue an AT&T U.S. Note in a denomination other than $2,000 or a whole multiple of $1,000 above such minimum denomination, AT&T will, in lieu of such issuance, (i) issue an AT&T U.S. Note in a principal amount that has been rounded down to the nearest lesser whole multiple of $1,000 above such minimum denomination; and pay a cash amount equal to the difference between (A) the principal amount of the AT&T U.S. Notes to which the tendering holder would otherwise be entitled and (B) the principal amount of the AT&T U.S. Note actually issued in accordance with this paragraph; plus (ii) accrued and unpaid interest on the principal amount of such DTV U.S. Note representing such difference to the Settlement Date; provided, however, that you will not receive any payment for interest on this cash amount by reason of any delay on the part of the U.S. Exchange Agent in making delivery or payment to the holders entitled thereto or any delay in the allocation or crediting of securities or monies received by DTC to participants in DTC or in the allocation or crediting of securities or monies received by participants to beneficial owners and in no event will AT&T be liable for interest or damages in relation to any delay or failure of payment to be remitted to any holder. Any holder of DTV U.S. Notes located or resident in any Member State of the European Economic Area which has implemented the Prospective Directive which is not a qualified investor as defined in the Prospectus Directive must agree to acquire the AT&T U.S. Notes for a total consideration equivalent to at least €100,000 per investor. Any holder, not being a qualified investor, that does not agree to acquire such amount will not be able to participate in the exchange offer. For a valid tender, consents must be given for all DTV U.S. Notes tendered. Accordingly, consents will be deemed to be delivered for all DTV U.S. Notes tendered.

☐	CHECK HERE IF TENDERED DTV U.S. NOTES ARE ENCLOSED HEREWITH.

☐	CHECK HERE IF TENDERED DTV U.S. NOTES ARE BEING DELIVERED BY BOOK-ENTRY TRANSFER MADE TO THE ACCOUNT MAINTAINED BY THE U.S. EXCHANGE AGENT WITH DTC AND COMPLETE THE FOLLOWING (FOR USE BY ELIGIBLE INSTITUTIONS ONLY):

Name of Tendering Institution:
DTC Account Number:
Transaction Code Number:

By crediting the DTV U.S. Notes to the U.S. Exchange Agent’s account at DTC using ATOP and by complying with applicable ATOP procedures with respect to the U.S. exchange offers, including, if applicable, transmitting to the U.S. Exchange Agent an agent’s message in which the holder of the DTV U.S. Notes acknowledges and agrees to be bound by the terms of, and makes the representations and warranties contained in, this Letter of Transmittal, the participant in DTC confirms on behalf of itself and the beneficial owners of such DTV U.S. Notes all provisions of this Letter of Transmittal (including all representations and warranties) applicable to it and such beneficial owner as fully as if it had completed the information required herein and executed and transmitted this Letter of Transmittal to the U.S. Exchange Agent.

SIGNATURES MUST BE PROVIDED BELOW PLEASE READ THE ACCOMPANYING INSTRUCTIONS CAREFULLY

Ladies and Gentlemen:

The undersigned hereby (a) tenders to AT&T, upon the terms and subject to the conditions set forth in the Prospectus and in this Letter of Transmittal (collectively, the “Terms and Conditions”), receipt of which is hereby acknowledged, the principal amount or amounts of each series of DTV U.S. Notes indicated in the table above entitled “Description of DTV U.S. Notes Tendered and in Respect of Which Consents are Delivered” (or, if no principal amount is indicated therein, with respect to the entire aggregate principal amount represented by the series of DTV U.S. Notes indicated in such table) and (b) consents, with respect to such principal amount or amounts, to the proposed amendments described in the Prospectus to the relevant DTV Indenture and to the execution of a supplemental indenture (each, a “Supplemental Indenture”) effecting such amendments.

The undersigned understands that the tender and consent made hereby will remain in full force and effect unless and until such tender and consent are withdrawn and revoked in accordance with the procedures set forth in the Prospectus. The undersigned understands that the consent may not be revoked and tendered DTV U.S. Notes may not be withdrawn after the Expiration Date, 11:59 p.m., New York City time, on March 17, 2016, unless extended.

If the undersigned is not the registered holder of the DTV U.S. Notes indicated in the table above entitled “Description of DTV U.S. Notes Tendered and in Respect of Which Consents are Delivered” or such holder’s legal representative or attorney-in-fact (or, in the case of DTV U.S. Notes held through DTC, the DTC participant for whose account such DTV U.S. Notes are held), then the undersigned has obtained a properly completed irrevocable proxy that authorizes the undersigned (or the undersigned’s legal representative or attorney-in-fact) to deliver a consent in respect of such DTV U.S. Notes on behalf of the holder thereof, and such proxy is being delivered with this Letter of Transmittal.

The consummation of the exchange offers is subject to, and conditional upon, the satisfaction or, where permitted, waiver of the conditions discussed in the Prospectus under “The Exchange Offers and Consent Solicitations—Conditions to the Exchange Offers and Consent Solicitations,” including, among other things, the receipt of valid consents to the proposed amendments from the holders of at least a majority of the outstanding aggregate principal amount of all series of DTV Notes, which, for the avoidance of doubt, shall include the receipt of valid consents to the proposed amendments from the holders of at least a majority of the outstanding aggregate principal amount of each series of DTV Notes, including notes not subject to this Letter of Transmittal (the “Requisite Consents”). AT&T may, at its option and in its sole discretion, waive any such conditions, except the condition that the registration statement of which the Prospectus forms a part has been declared effective by the U.S. Securities and Exchange Commission (the “SEC”). All conditions to the exchange offers must be satisfied or, where permitted, waived, at or by the Expiration Date. The proposed amendments may become effective with respect to any series of DTV Notes for which the Requisite Consents are received and the Requisite Consent condition has been waived, if necessary.

The undersigned understands that, upon the terms and subject to the conditions of the exchange offers, DTV U.S. Notes of any series validly tendered and accepted for exchange and not validly withdrawn will be exchanged for AT&T U.S. Notes of the corresponding series. The undersigned understands that, under certain circumstances, AT&T may not be required to accept any of the DTV U.S. Notes tendered (including any such DTV U.S. Notes tendered after the Expiration Date). If any DTV U.S. Notes are not accepted for exchange for any reason or if DTV U.S. Notes are withdrawn, such unexchanged or withdrawn DTV U.S. Notes will be returned without expense to the undersigned’s account at DTC or such other account as designated herein pursuant to the book-entry transfer procedures described in the Prospectus as promptly as practicable after the Expiration Date or termination of the applicable exchange offer.

Subject to and effective upon the acceptance for exchange and issuance of AT&T U.S. Notes and the payment of the cash consideration, in exchange for DTV U.S. Notes tendered by this Letter of Transmittal upon the terms and subject to the conditions of the exchange offers set forth in the Prospectus, the undersigned hereby:

(1)	irrevocably sells, assigns and transfers to or upon the order of AT&T all right, title and interest in and to, and all claims in respect of or arising or having arisen as a result of the holder’s status as a holder of, the DTV U.S. Notes tendered thereby;

(2)	represents and warrants that the DTV U.S. Notes tendered were owned as of the date of tender, free and clear of all liens, charges, claims, encumbrances, interests and restrictions of any kind;

(3)	consents to the proposed amendments described in the Prospectus under “The Proposed Amendments” with respect to the series of DTV U.S. Notes tendered and by consenting to the proposed amendments, you will be deemed to have waived any default, event of default or other consequence under the DTV Indentures for failure to comply with the terms of the provisions identified in the Prospectus under “The Proposed Amendments.” If the Requisite Consents are received and the Supplemental Indentures entered into, DTV does not intend to provide any further reports otherwise required under the provisions described in the Prospectus under “The Proposed Amendments;”

(4)	if located or resident in any Member State of the European Economic Area which has implemented the Prospectus Directive (each a “Relevant Member State”), acknowledges (a) it is either (i) a qualified investor as defined in the Prospectus Directive or (ii) it agrees to acquire the AT&T U.S. Notes for a total consideration equivalent to at least €100,000 per investor; and (b) is acting for its own account, or, if it is acting as agent, either each principal it is acting for is a qualified investor or it has full discretion to make investment decisions in relation to the exchange offers. For the purposes of this representation, warranty and undertaking, “Prospectus Directive” means Directive 2003/71/EC (as amended), and includes any relevant implementing measure in each Relevant Member State; and

(5)	acknowledges it is either (i) a person outside the United Kingdom; (ii) an investment professional falling within Article 19(5) of the Financial Services and Markets Act 2000 (Financial Promotion) Order 2005 (the “Order”); or (iii) a high net worth entity or other person, in each case falling within Article 49(2)(a) to (d) of the Order and it has complied and will comply with all applicable provisions of the Financial Services and Markets Act 2000 (“FSMA”) with respect to anything done by it in relation to the exchange offer in, from or otherwise involving the United Kingdom.

The undersigned understands that tenders of DTV U.S. Notes pursuant to any of the procedures described in the Prospectus and in the instructions in this Letter of Transmittal, if and when accepted by AT&T, will constitute a binding agreement between the undersigned and AT&T upon the Terms and Conditions, which agreement will be governed by, and construed in accordance with, the laws of the State of New York.

The undersigned hereby irrevocably constitutes and appoints the U.S. Exchange Agent as the true and lawful agent and attorney-in-fact of the undersigned with respect to any tendered DTV U.S. Notes (with full knowledge that the U.S. Exchange Agent also acts as the agent of AT&T), with full powers of substitution and revocation (such power of attorney being deemed to be an irrevocable power coupled with an interest) to:

(1)	transfer ownership of such DTV U.S. Notes on the account books maintained by DTC together with all accompanying evidences of transfer and authenticity to or upon the order of AT&T;

(2)	present such DTV U.S. Notes for transfer of ownership on the books of AT&T;

(3)	deliver to AT&T and the DTV Trustee this Letter of Transmittal as evidence of the undersigned’s consent to the proposed amendments;

(4)	receive all benefits and otherwise exercise all rights of beneficial ownership of such DTV U.S. Notes, all in accordance with the terms of the exchange offers, as described in the Prospectus; and

(5)	receive on behalf of the undersigned the AT&T U.S. Notes issuable, and cash payable, in respect of such DTV U.S. Notes upon their acceptance for exchange.

The undersigned further acknowledges and agrees that under no circumstances will interest on the cash consideration or any accrued and unpaid interest on such portion, be paid by AT&T, by reason of any delay on the part of the U.S. Exchange Agent in making delivery or payment to the holders entitled thereto or any delay in the allocation or crediting of securities or monies received by DTC to participants in DTC or in the allocation or crediting of securities or monies received by participants to beneficial owners and in no event will AT&T be liable for interest or damages in relation to any delay or failure of payment to be remitted to any holder.

All authority conferred or agreed to be conferred by this Letter of Transmittal shall not be affected by, and shall survive, the death or incapacity of the undersigned, and any obligation of the undersigned hereunder shall be binding upon the heirs, executors, administrators, trustees in bankruptcy, personal and legal representatives, successors and assigns of the undersigned.

By execution hereof, the undersigned hereby represents that if it is located outside the United States, the exchange offers and consent solicitations and the undersigned’s acceptance of such exchange offers and consent solicitations do not contravene the applicable laws of where it is located and that its participation in the exchange offers and consent solicitations will not impose on AT&T any requirement to make any deliveries, filings or registrations.

The undersigned hereby represents and warrants as follows:

(1)	The undersigned (i) has full power and authority to tender the DTV U.S. Notes tendered hereby and to sell, assign and transfer all right, title and interest in and to such DTV U.S. Notes and (ii) either has full power and authority to consent to the proposed amendments to the indenture relating to such series of DTV U.S. Notes or is delivering a duly executed consent (which is included in this Letter of Transmittal) from a person or entity having such power and authority.

(2)	The DTV U.S. Notes being tendered hereby were owned as of the date of tender, free and clear of any liens, charges, claims, encumbrances, interests and restrictions of any kind, and upon acceptance of such DTV U.S. Notes by AT&T, AT&T will acquire good, indefeasible and unencumbered title to such DTV U.S. Notes, free and clear of all liens, charges, claims, encumbrances, interests and restrictions of any kind, when the same are accepted by AT&T.

(3)	The undersigned will, upon request, execute and deliver any additional documents deemed by the U.S. Exchange Agent or AT&T to be necessary or desirable to complete the sale, assignment and transfer of the DTV U.S. Notes tendered hereby, to perfect the undersigned’s consent to the proposed amendments or to complete the execution of the Supplemental Indenture with respect to each applicable series of DTV U.S. Notes.

(4)	The undersigned acknowledges that none of AT&T, DTV, the dealer managers, the exchange agents, the information agents or the trustees under the DTV Indentures or the AT&T Indenture, or any person acting on behalf of any of the foregoing has made any statement, representation, or warranty, express or implied, to it with respect to AT&T, DTV or the offer or sale of any AT&T Notes, other than the information included in the Prospectus (as supplemented to the expiration date).

(5)	Each holder and transferee of an AT&T Note will be deemed to have represented and warranted that either (i) no portion of the assets used by it to acquire or hold the AT&T Notes constitutes assets of any (a) employee benefit plan that is subject to Title I of the U.S. Employee Retirement Income Security Act of 1974, as amended (“ERISA”), (b) plan, individual retirement account or other arrangement that is subject to Section 4975 of the U.S. Internal Revenue Code of 1986, as amended (the “Code”), (c) plan subject to provisions under any other federal, state, local, non-U.S. or other laws or regulations that are similar to such provisions of Title I of ERISA or Section 4975 of the Code (collectively, “Similar Laws”), or (d) entity which is deemed to hold the assets of any of the foregoing types of plans, accounts or arrangements or (ii) the acquisition and holding of the AT&T Notes by such purchaser or transferee will not constitute or result in a non-exempt prohibited transaction under Section 406 of ERISA or Section 4975 of the Code or a similar violation under any applicable other federal, state, local, non-U.S. or other laws or regulations that are similar to such provisions.

(6)	The undersigned has received and reviewed the Prospectus.

(7)	The terms and conditions of the exchange offers and consent solicitations shall be deemed to be incorporated in, and form a part of, this Letter of Transmittal, which shall be read and construed accordingly.

The undersigned understands that consents may be revoked and tenders of DTV U.S. Notes may be withdrawn only at any time prior to the Expiration Date of the exchange offers. A valid withdrawal of tendered DTV U.S. Notes prior to the Expiration Date will constitute the concurrent valid revocation of such holder’s related consent. A notice of withdrawal with respect to tendered DTV U.S. Notes will be effective only if delivered to the U.S. Exchange Agent in accordance with the specific procedures set forth in the Prospectus.

If the terms of the exchange offers and consent solicitations are amended in a manner determined by AT&T to constitute a material change adversely affecting any holder of the DTV Notes, AT&T will promptly disclose any such amendment in a manner reasonably calculated to inform holders of the DTV Notes of such amendment, and will extend the relevant exchange offers and consent solicitations as well as extend the withdrawal deadline, or if the Expiration Date has passed, provide additional withdrawal rights, for a time period that we deem appropriate, depending upon the significance of the amendment and the manner of disclosure to the holders of the DTV Notes, if the exchange offers and consent solicitations would otherwise expire during such time period.

Unless otherwise indicated under “Special Payment Instructions,” the undersigned hereby requests that the U.S. Exchange Agent credit the DTC account specified in the table entitled “Description of DTV U.S. Notes Tendered and in Respect of Which Consents are Delivered,” for the cash consideration in respect of any DTV U.S. Notes accepted for exchange and for any book-entry transfers of DTV U.S. Notes not accepted for exchange. If the “Special Payment Instructions” are completed, the undersigned hereby requests that the U.S. Exchange Agent credit the DTC account indicated therein for any cash consideration in respect of any DTV U.S. Notes accepted for exchange, and for any book-entry transfers of DTV U.S. Notes not accepted for exchange, in the name of the person or account indicated under “Special Payment Instructions.”

The undersigned recognizes that AT&T has no obligations under the “Special Payment Instructions” provisions of this Letter of Transmittal to effect the transfer of any DTV U.S. Notes from the holder(s) thereof if AT&T does not accept for exchange any of the principal amount of the DTV U.S. Notes tendered pursuant to this Letter of Transmittal.

The acknowledgments, representations, warranties and agreements of a holder tendering DTV U.S. Notes will be deemed to be repeated and reconfirmed on and as of each of the Expiration Date and Settlement Date.

SPECIAL PAYMENT INSTRUCTIONS (SEE INSTRUCTIONS 2, 4 AND 5)

To be completed ONLY if (i) payment of any cash amounts is to be credited to an account maintained at DTC other than the account indicated above, or (ii) DTV U.S. Notes tendered by book-entry transfer that are not accepted for exchange are to be returned by credit to an account maintained at DTC other than the account indicated above.

☐	Credit any cash amounts or unexchanged DTV U.S. Notes delivered by book–entry transfer to DTC account number set forth below:

DTC Account Number:

Name:
(PLEASE PRINT OR TYPE)
Address:
(INCLUDE ZIP CODE)

Tax Identification or Social Security No:

IMPORTANT: PLEASE SIGN HERE WHETHER OR NOT DTV U.S. NOTES ARE BEING PHYSICALLY TENDERED HEREBY

(PLEASE ALSO INCLUDE A COMPLETED FORM W–9 OR APPLICABLE FORM W-8)

By completing, executing and delivering this Letter of Transmittal, the undersigned hereby tenders, and consents to the proposed amendments to the relevant DTV indenture(s) (and to the execution of the Supplemental Indenture or Supplemental Indentures effecting such amendments) with respect to, the principal amount of each series of DTV U.S. Notes indicated in the table above entitled “Description of DTV U.S. Notes Tendered and in Respect of Which Consents are Delivered.”

SIGNATURE(S) REQUIRED

Signature(s) of Registered Holder(s) of DTV U.S. Notes

X

X

Dated:                     , 2016

(The above lines must be signed by the registered holder(s) of DTV U.S. Notes as the name(s) appear(s) on the DTV U.S. Notes or on a security position listing, or by person(s) authorized to become registered holder(s) by a properly completed bond power from the registered holder(s), a copy of which must be transmitted with this Letter of Transmittal. If DTV U.S. Notes to which this Letter of Transmittal relate are held of record by two or more joint holders, then all such holders must sign this Letter of Transmittal. If signature is by a trustee, executor, administrator, guardian, attorney-in-fact, officer of a corporation or other person acting in a fiduciary or representative capacity, then such person must set forth his or her full title below and, unless waived by AT&T, submit evidence satisfactory to AT&T of such person’s authority so to act.

See Instruction 4 regarding the completion of this Letter of Transmittal, printed below.)

Name(s):
(PLEASE PRINT OR TYPE)

Capacity:

Address(es):
(INCLUDE ZIP CODE)

Area Code and Telephone Number:

Tax Identification or Social Security No.:

SIGNATURE(S) GUARANTEED (IF REQUIRED)

See Instruction 4.

Certain signatures must be guaranteed by a Medallion Signature Guarantor.

Signature(s) guaranteed by a Medallion Signature Guarantor:

(Authorized Signature)

(Title)

(Name of Firm)

(Address, Including Zip Code)

(Area Code and Telephone Number)

Dated:                     , 2016

INSTRUCTIONS

FORMING PART OF THE TERMS AND CONDITIONS OF THE EXCHANGE OFFERS AND CONSENT SOLICITATIONS

1. Delivery of Letter of Transmittal. This Letter of Transmittal is to be completed by holders if tenders of DTV U.S. Notes are to be made by book-entry transfer to the U.S. Exchange Agent’s account at DTC and instructions are not being transmitted through ATOP.

Confirmation of a book-entry transfer into the U.S. Exchange Agent’s account at DTC of all DTV U.S. Notes delivered electronically, as well as a properly completed and duly executed Letter of Transmittal (or a manually signed facsimile thereof) or properly transmitted agent’s message, and any other documents required by this Letter of Transmittal, must be received by the U.S. Exchange Agent at its address set forth herein before the Expiration Date of the applicable exchange offer.

Any financial institution that is a participant in DTC may electronically transmit its acceptance of the applicable exchange offer by causing DTC to transfer DTV U.S. Notes to the U.S. Exchange Agent in accordance with DTC’s ATOP procedures for such transfer prior to the Expiration Date of such exchange offer. The U.S. Exchange Agent will make available its general participant account at DTC for the DTV U.S. Notes for purposes of the U.S. exchange offers.

Delivery of a Letter of Transmittal to DTC will not constitute valid delivery to the U.S. Exchange Agent. No Letter of Transmittal should be sent to AT&T, DTV, DTC or the dealer managers.

The method of delivery of this Letter of Transmittal and all other required documents, including delivery through DTC and any acceptance or agent’s message delivered through ATOP, is at the option and risk of the tendering holder. Delivery is not complete until the required items are actually received by the U.S. Exchange Agent. If you mail these items, we recommend that you (1) use registered mail properly insured with return receipt requested and (2) mail the required items in sufficient time to ensure timely delivery.

Any beneficial owner whose DTV U.S. Notes are held by or in the name of a custodial entity such as a broker, dealer, commercial bank, trust company or other nominee should be aware that such custodial entity may have deadlines earlier than the Expiration Date for such custodial entity to be advised of the action that the beneficial owner may wish for the custodial entity to take with respect to the beneficial owner’s DTV U.S. Notes. Accordingly, such beneficial owners are urged to contact any custodial entities through which such DTV U.S. Notes are held as soon as possible in order to learn of the applicable deadlines of such entities.

Neither AT&T nor the U.S. Exchange Agent is under any obligation to notify any tendering holder of AT&T’s acceptance of tendered DTV U.S. Notes prior to the expiration of the exchange offers.

2. Delivery of AT&T Notes. AT&T U.S. Notes will be delivered only in book-entry form through DTC and only to the DTC account of the tendering holder or the tendering holder’s custodian. Accordingly, the appropriate DTC participant name and number (along with any other required account information) to permit such delivery must be provided in the table entitled “Description of the DTV U.S. Notes Tendered and in Respect of Which Consents are Delivered.” Failure to do so will render a tender of DTV U.S. Notes defective and AT&T will have the right, which it may waive, to reject such tender. Holders who anticipate tendering by a method other than through DTC are urged to promptly contact a bank, broker or other intermediary (that has the facility to hold securities custodially through DTC) to arrange for receipt of any AT&T U.S. Notes delivered pursuant to the exchange offers and to obtain the information necessary to complete the table.

3. Amount of Tenders. Tenders of DTV U.S. Notes (and corresponding consents thereto) will be accepted only in minimum denominations of $2,000 and integral multiples of $1,000 in excess thereof. Book-entry transfers to the U.S. Exchange Agent should be made in the exact principal amount of DTV U.S. Notes tendered in respect of which a consent is given. No alternative, conditional or contingent tenders will be accepted. Holders who tender less than all of their DTV U.S. Notes must continue to hold DTV U.S. Notes in the minimum authorized denomination of $2,000 principal amount.

4. Signatures on Letter of Transmittal, Instruments of Transfer, Guarantee of Signatures. For purposes of this Letter of Transmittal, the term “registered holder” means an owner of record as well as any DTC participant that has DTV U.S. Notes credited to its DTC account. Except as otherwise provided below, all signatures on this Letter of Transmittal must be guaranteed by a recognized participant in the Securities Transfer Agents Medallion Program, the NYSE Medallion Signature Program or the Stock Exchange Medallion Program (each, a “Medallion Signature Guarantor”). Signatures on this Letter of Transmittal need not be guaranteed if:

•	this Letter of Transmittal is signed by a participant in DTC whose name appears on a security position listing of DTC as the owner of the DTV U.S. Notes and the holder(s) has/have not completed the box entitled “Special Payment Instructions” on this Letter of Transmittal; or

•	the DTV U.S. Notes are tendered for the account of an eligible institution.

An eligible institution is one of the following firms or other entities identified in Rule 17Ad—15 under the Securities Exchange Act of 1934, as amended (as the terms are defined in such Rule):

•	a bank;

•	a broker, dealer, municipal securities dealer, municipal securities broker, government securities dealer or government securities broker;

•	a credit union;

•	a national securities exchange, registered securities association or clearing agency; or

•	a savings institution that is a participant in a Securities Transfer Association recognized program.

If the DTV U.S. Notes are registered in the name of a person other than the signer of this Letter of Transmittal or if DTV U.S. Notes not accepted for exchange are to be returned to a person other than the registered holder, then the signatures on this Letter of Transmittal accompanying the tendered DTV U.S. Notes must be guaranteed by a Medallion Signature Guarantor as described above.

If any of the DTV U.S. Notes tendered are held by two or more registered holders, all of the registered holders must sign this Letter of Transmittal.

If a number of DTV U.S. Notes registered in different names are tendered, it will be necessary to complete, sign and submit as many separate copies of this Letter of Transmittal as there are different registrations of such DTV U.S. Notes.

If this Letter of Transmittal is signed by the registered holder or holders of the DTV U.S. Notes (which term, for the purposes described herein, shall include a participant in DTC whose name appears on a security listing as the owner of the DTV U.S. Notes) listed and tendered hereby, no endorsements of the tendered DTV U.S. Notes or separate written instruments of transfer or exchange are required. In any other case, if tendering DTV U.S. Notes, the registered holder (or acting holder) must either validly endorse the DTV U.S. Notes or transmit validly completed bond powers with this Letter of Transmittal (in either case executed exactly as the name(s) of the registered holder(s) appear(s) on the DTV U.S. Notes, and, with respect to a participant in DTC whose name appears on a security position listing as the owner of DTV U.S. Notes, exactly as the name of such participant appears on such security position listing), with the signature on the DTV U.S. Notes or bond power guaranteed by a Medallion Signature Guarantor (except where the DTV U.S. Notes are tendered for the account of an eligible institution).

If DTV U.S. Notes are to be tendered by any person other than the person in whose name the DTV U.S. Notes are registered, the DTV U.S. Notes must be endorsed or accompanied by an appropriate written instrument(s) of transfer executed exactly as the name(s) of the holder(s) appear on the DTV U.S. Notes, with the signature(s) on the DTV U.S. Notes or instrument(s) of transfer guaranteed by a Medallion Signature Guarantor, and this Letter of Transmittal must be executed and delivered either by the holder(s), or by the tendering person pursuant to a valid proxy signed by the holder(s), which signature must, in either case, be guaranteed by a Medallion Signature Guarantor.

AT&T will not accept any alternative, conditional, irregular or contingent tenders. By executing this Letter of Transmittal (or a facsimile thereof) or directing DTC to transmit an agent’s message, you waive any right to receive any notice of the acceptance of your DTV U.S. Notes for exchange.

If this Letter of Transmittal or instruments of transfer are signed by trustees, executors, administrators, guardians or attorneys-in-fact, officers of corporations or others acting in a fiduciary or representative capacity, such persons should so indicate when signing and, unless waived by AT&T, evidence satisfactory to AT&T of their authority so to act must be submitted with this Letter of Transmittal.

Beneficial owners whose tendered DTV U.S. Notes are registered in the name of a broker, dealer, commercial bank, trust company or other nominee must contact such broker, dealer, commercial bank, trust company or other nominee if such beneficial owners desire to tender such DTV U.S. Notes.

5. Special Payment Instructions. If cash consideration for the DTV U.S. Notes tendered hereby is to be credited to a DTC account other than as indicated in the table entitled “Description of the DTV U.S. Notes Tendered and in Respect of Which Consents are Delivered,” the signer of this Letter of Transmittal should complete the “Special Payment Instructions” box on this Letter of Transmittal. All DTV U.S. Notes tendered by book-entry transfer and not accepted for exchange will otherwise be returned by crediting the account at DTC designated above for which DTV U.S. Notes were delivered.

6. Transfer Taxes. AT&T will pay all transfer taxes, if any, applicable to the transfer and sale of DTV Notes to AT&T in the exchange offers. If transfer taxes are imposed for any other reason, the amount of those transfer taxes, whether imposed on the registered holders or any other persons, will be payable by the tendering holder.

If satisfactory evidence of payment of or exemption from those transfer taxes is not submitted with this Letter of Transmittal, the amount of those transfer taxes will be billed directly to the tendering holder and/or withheld from any payments due with respect to the DTV Notes tendered by such holder.

7. U.S. Federal Backup Withholding and Withholding Tax, Tax Identification Number. Under current U.S. federal income tax law, the exchange agents (as payers) may be required under the backup withholding rules to withhold a portion of any payments made to certain holders (or other payees) of DTV Notes pursuant to the exchange offers and consent solicitations. To avoid such backup withholding, each tendering holder of DTV Notes must timely provide the respective exchange agent with such holder’s correct taxpayer identification number (“TIN”) on IRS Form W-9 (available from the IRS website at http://www.irs.gov), or otherwise establish a basis for exemption from backup withholding (currently imposed at a rate of 28%). Certain holders (including, among others, all corporations and certain foreign persons) are exempt from these backup withholding requirements. Exempt holders should furnish their TIN, provide the applicable codes in the box labeled “Exemptions,” and sign, date and send the IRS Form W-9 to the respective exchange agent. Foreign persons, including entities, may qualify as exempt recipients by submitting to the respective exchange agent, a properly completed IRS Form W-8BEN or IRS Form W-8BEN-E (or other applicable form), signed under penalties of perjury, attesting to that holder’s foreign status. Backup withholding will be applied to the otherwise exempt recipients that fail to provide the required documentation. The applicable IRS Form W-8BEN or IRS Form W-8BEN-E can be obtained from the IRS or from the respective exchange agent. If a holder is an individual who is a U.S. citizen or resident, the TIN is generally his or her social security number. If the respective exchange agent is not provided with the correct TIN, a $50 penalty may be imposed by the IRS and/or payments made with respect to DTV Notes exchanged pursuant to the exchange offers and consent solicitations may be subject to backup withholding. Failure to comply truthfully with the backup withholding requirements, if done willfully, may also result in the imposition of criminal and/or civil fines and penalties. See IRS Form W-9 for additional information.

If backup withholding applies, the respective exchange agent would be required to withhold on any payments made to the tendering holders (or other payee). Backup withholding is not an additional tax. A holder subject to the backup withholding rules will be allowed a credit of the amount withheld against such holder’s U.S. federal income tax liability, and, if backup withholding results in an overpayment of tax, the holder may be entitled to a refund, provided the requisite information is correctly furnished to the IRS in a timely manner.

Each of AT&T and DTV reserves the right in its sole discretion to take all necessary or appropriate measures to comply with its respective obligations regarding backup withholding.

8. Validity of Tenders. All questions as to the validity, form, eligibility (including time of receipt) and acceptance for exchange of any tender of DTV U.S. Notes in connection with the U.S. exchange offers will be determined by AT&T, in its sole discretion, and AT&T’s determination will be final and binding. AT&T reserves the absolute right to reject any or all tenders not in proper form or the acceptance for exchange of which may, in the opinion of its counsel, be unlawful. AT&T also reserves the absolute right to waive any defect or irregularity in the tender of any DTV U.S. Notes in the U.S. exchange offers, and our interpretation of the terms and conditions of the U.S. exchange offers (including the instructions in this Letter of Transmittal) will be final and binding on all parties. None of AT&T, including DTV, the exchange agents, the information agents, the dealer managers, the trustees under the DTV Indentures or AT&T’s Indenture, or any other person will be under any duty to give notification of any defects or irregularities in tenders or incur any liability for failure to give any such notification.

Tenders of DTV U.S. Notes involving any irregularities will not be deemed to have been made until such irregularities have been cured or waived. DTV U.S. Notes received by the U.S. Exchange Agent in connection with any U.S. exchange offer that are not validly tendered and as to which the irregularities have not been cured or waived will be returned by the U.S. Exchange Agent to the DTC participant who delivered such DTV U.S. Notes by crediting an account maintained at DTC designated by such DTC participant, in either case promptly after the Expiration Date of the applicable U.S. exchange offer or the withdrawal or termination of the applicable U.S. exchange offer.

9. Waiver of Conditions. AT&T reserves the absolute right to amend or waive any of the conditions to the exchange offers and consent solicitations, except the condition that the registration statement relating to the AT&T Notes has been declared effective by the SEC. The proposed amendments may become effective with respect to any series of DTV Notes for which the Requisite Consents are received and the Requisite Consent condition has been waived, if necessary.

10. Withdrawal. Tenders may be withdrawn only pursuant to the procedures and subject to the terms set forth in the Prospectus under the caption “The Exchange Offers and Consent Solicitations—Withdrawal of Tenders and Revocation of Corresponding Consents.”

11. Requests for Assistance or Additional Copies. Questions and requests for assistance and requests for additional copies of the Prospectus or this Letter of Transmittal may be directed to the information agent at the address and telephone number indicated herein.

In order to tender, a holder of DTV U.S. Notes should send or deliver a properly completed and signed Letter of Transmittal and any other required documents to the exchange agent at its address set forth below or tender pursuant to DTC’s Automated Tender Offer Program.

The U.S. Exchange Agent for the U.S. exchange offers and the consent solicitations for the DTV U.S. Notes is:

Global Bondholder Services Corporation

By Facsimile (Eligible Institutions Only): (212) 430-3775 or (212) 430-3779	By Email: contact@gbsc-usa.com	By Mail or Hand: 65 Broadway—Suite 404 New York, New York 10006

Any questions or requests for assistance regarding the DTV U.S. Notes may be directed to the dealer managers at the addresses and telephone numbers set forth below. Requests for additional copies of the Prospectus and this Letter of Transmittal may be directed to the information agent. Beneficial owners may also contact their custodian for assistance concerning the exchange offers and the consent solicitations.

The information agent for the U.S. exchange offers and the consent solicitations for the DTV U.S. Notes is:

Global Bondholder Services Corporation

65 Broadway—Suite 404

New York, New York 10006

Attn: Corporate Actions

Banks and Brokers call: (212) 430-3774

All others call toll free: (866) 470-3900

contact@gbsc-usa.com

The dealer managers for the U.S. exchange offers and the consent solicitations for the DTV U.S. Notes are:

BofA Merrill Lynch 214 North Tryon Street, 21st Floor Charlotte, North Carolina 28255 Attn: Liability Management Group Collect: (980) 683-3215 Toll Free: (888) 292-0070	Credit Suisse Eleven Madison Avenue New York, New York 10010-3629 Attention: Liability Management Group Collect: (212) 325-2476 Toll-Free: (800) 820-1653	Deutsche Bank Securities 60 Wall Street New York, New York 10005 Attention: Liability Management Group Collect: (212) 250-2955 Toll-Free: (866) 627-0391